Exhibit 3.116

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:29 PM 04/24/2008
FILED 01:29 PM 04/24/2008
SRV 080467630 - 4538529 FILE

CERTIFICATE OF FORMATION

OF

HHI HOLDINGS, LLC

Pursuant to 6 Del. C. § 18-201

1.                                      The name of the limited liability company is HHI Holdings, LLC.

2.                                      The address of the registered office in the State of Delaware is 615 South DuPont Highway, City of Dover, County of Kent, State of Delaware 19901. The name of the registered agent at such address is National Corporate Research, Ltd.

3.                                      The term of the limited liability company shall be perpetual.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 24th day of April, 2008.

/s/ Michael L. Whitchurch
Michael L. Whitchurch
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:05 PM 10/03/2014
FILED 01:44 PM 10/03/2014
SRV 141255611 - 4538529 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.                                      The name of the limited liability company is HHI HOLDINGS, LLC.

2.                                      The Registered Office of the limited liability company in the State of Delaware is changed to Corporation Trust Center 1209 Orange Street (street), in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is THE CORPORATION TRUST COMPANY.

By:	/s/ Liela Morad
Authorized Person

Name:	Liela Morad
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:52 AM 12/29/2014
FILED 11:52 AM 12/29/2014
SRV 141593224 - 4538529 FILE

CERTIFICATE OF MERGER

HHI HOLDINGS OHIO, LLC, AN OHIO LIMITED LIABILITY COMPANY

INTO

HHI HOLDINGS, LLC, A DELAWARE LIMITED LIABILITY COMPANY

Pursuant to Tile 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST:                                                      The name of the surviving limited liability company is HHI Holdings, LLC, a Delaware limited liability company, and the name of the limited liability company being merged into the surviving limited liability company is HHI Holdings Ohio, LLC, an Ohio limited liability company.

SECOND:                                       The Agreement and Plan of Merger has been approved and executed by the surviving limited liability company and the merging limited liability company.

THIRD:                                                  The name of the surviving limited liability company is HHI Holdings, LLC.

FOURTH:                                     The Agreement and Plan of Merger is on file at 47659 Halyard Drive, Plymouth, MI 48170-2429, which is a place of business of the surviving limited liability company.

FIFTH:                                                    A copy of the Agreement and Plan of Merger will be furnished by the surviving limited liability company on request and without cost, to any member of the surviving limited liability company or any member of the merging limited liability company.

IN WITNESS WHEREOF, the surviving limited liability company has caused this certificate to be signed by an authorized person, this 23rd day of December, 2014.

HHI Holdings, LLC, a Delaware
limited liability company

By:	/s/ George Thanopoulos
Name:	George Thanopoulos
Title:	Chief Executive Officer